UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 3, 2014

CRIMSON WINE GROUP, LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54866	13-3607383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2700 Napa Valley Corporate Drive, Suite B, Napa, California		94558
(Address of Principal Executive Offices)		(Zip Code)

(800) 486-0503
(Registrant’s telephone number, including area code)

5901 Silverado Trail, Napa, California
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to a Form 8-K filed on November 3, 2014 (the “Original 8-K”), Crimson Wine Group, Ltd. (the “Company”) disclosed that Erle Martin, was no longer employed with the Company effective November 3, 2014, and as a result is no longer President and Chief Executive Officer of the Company.

The Company is filing this amendment to the Original 8-K to disclose that Mr. Martin resigned his positions with the Company to pursue other opportunities and to disclose a Severance Agreement and General Release of All Claims (the “Agreement”) entered into between the Company and Mr. Martin on November 4, 2014 in connection with Mr. Martin’s resignation of employment.  Pursuant to the Agreement, the Company agreed to pay Mr. Martin a severance payment in an amount equal to $750,000 and to provide Mr. Martin certain other transition benefits, and in exchange therefore, Mr. Martin provided the Company with a customary general release. The description of the Agreement is qualified in its entirety by the text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01Financial Statements and Exhibits.

Exhibit No.Description

10.1Severance Agreement and General Release of All Claims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 6, 2014

CRIMSON WINE GROUP, LTD.

By: /s/ Patrick M. DeLong	CRIMSON WINE GROUP, LTD.
Name: Patrick M. DeLong
Title: Chief Financial & Operating Officer
By: /s/ Patrick M. DeLong
Name: Patrick M. DeLong
Title: Chief Financial & Operating Officer